UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 3.03 below regarding the Rights Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 3.03.	Modifications to Rights of Security Holders.

On March 2, 2011, pursuant to a stockholder rights plan dated as of March 2, 2011 (the “Rights Agreement”) between Family Dollar Stores, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent, the Board of Directors of the Company authorized and declared a dividend distribution of one right (individually, a “Right” and, collectively, the “Rights”) for each outstanding share of common stock, par value $0.10 per share, of the Company (the “Common Stock”) to stockholders of record at the close of business on March 2, 2011 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), at a price of $250.00 per Unit, subject to adjustment (the “Purchase Price”).

The Rights are designed to assure that all of the Company’s shareholders receive fair and equal treatment in connection with any initiative to acquire control of the Company; to guard the interest of stockholders against partial or two-tiered tender offers, inadequate offers, open market accumulations and other abusive or coercive takeover tactics; and to protect the ability of the Company to implement its strategic plan in view of threats thereto, including inadequate proposals and other efforts to cause a change of control of the Company and impede the implementation of such plan, which the Company’s Board of Directors (the “Board”) has determined, after a review conducted with the support of its financial and legal advisors, is in the best interests of the Company. The Rights will cause substantial dilution to a person or group that becomes an Acquiring Person (as defined below) on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board at any time prior to the first date that a person or group has become an Acquiring Person. The description and terms of the Rights are set forth in the Rights Agreement, which is filed as Exhibit 4.1 to this current report.

Initially, the Rights will be attached to all shares of Common Stock then outstanding, and no separate certificates evidencing Rights (each, a “Rights Certificate”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company and other than certain acquisitions by certain Exempt Persons (as defined below) or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”). An “Exempt Person” means each person that beneficially owns on the Record Date a number of shares of Common Stock representing more than 10% of the outstanding shares of Common Stock, except that each such person will be considered an Exempt Person only if and so long as the shares of Common Stock that are beneficially owned by such person do not exceed the number of shares which are beneficially owned by such person on the Record Date, plus any additional shares of Common Stock representing not more than 1% of the shares of Common Stock then outstanding, and except that a person will cease to be an Exempt Person immediately at such time as such person ceases to be the beneficial owner of more than 10% of the shares of Common Stock then outstanding.

Until the Distribution Date, (i) the Rights will be evidenced by the balances in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock, (ii) any confirmation or written notices sent to holders of Common Stock in book-entry form and any new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the transfer of Common Stock outstanding will also constitute the transfer of the Rights associated with such shares of Common Stock. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on March 2, 2012 (the “Final Expiration Date”), unless the Rights Agreement is earlier terminated or such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (as determined pursuant to the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that a person becomes an Acquiring Person and (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment). If an insufficient number of shares of Common Stock are available for such exchange despite the Company’s good faith efforts to authorize additional shares of Common Stock, the Company will substitute a number of shares of Preferred Stock or a fraction thereof for each share of Common Stock that would otherwise be issuable.

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or

(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time prior to the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) or amend the Rights Agreement to change the Final Expiration Date to another date, including, without limitation, an earlier date. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board of the Company prior to the Stock Acquisition Date. After the Stock Acquisition Date, the provisions of the Rights Agreement may be amended by the Board only in order to cure any ambiguity, to correct any defect or inconsistency or to make changes that do not adversely affect the interests of holders of Rights.

The Rights Agreement specifying the terms of the Rights is incorporated herein by reference to Exhibit 4.1 to this current report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On March 2, 2011, the Board adopted and approved amendments to the Bylaws of the Company (the “Amended Bylaws”), effective immediately. The Amended Bylaws establish new requirements and procedures applicable to stockholders wishing to bring actions by written consent in lieu of a meeting. Article VIII Section 4 was amended in order to make the disclosure requirements that are applicable to stockholders’ proposing actions and nominations to be considered in connection with an action by written consent consistent with the disclosure requirements that are applicable to stockholders’ making proposals and nominations to be considered at annual and special meetings of the Company’s stockholders and for the orderly setting of a record date for any such action by written consent. The advance notice provisions are contained in new Article VIII Section 4(b) and new Article VIII Section 4(c) of the Bylaws and:

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permit the Board to fix a record date for stockholder actions by written consent in lieu of a meeting; following receipt of a proper notice for such action, the Board has ten days to determine the validity of such notice and adopt a resolution fixing the record date, which shall not be more than ten days from the date of the resolution; and

•

require that a stockholder that is proposing an action by written consent in lieu of a meeting comply with requirements to deliver certain information, including a brief description of the action to be taken, the reasons for taking such action, material interests in such action and the information set forth in Article II Section 9(a) through Section 9(f) (other than Section 9(b)).

The Amended Bylaws are effective immediately.

Item 8.01.	Other Events.

On March 3, 2011, the Company issued a press release announcing that its Board of Directors had determined that continued implementation of the Company’s strategic plan remains the best way to deliver value to all of the Company’s shareholders, that the unsolicited, conditional proposal from Trian Group to acquire the Company substantially undervalues the Company and that pursuit of a sale of the Company is not in the best interest of shareholders. This press release is incorporated by reference to Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1:	Bylaws of Family Dollar Stores, Inc., as amended through March 2, 2011.

Exhibit 4.1:	Rights Agreement, dated as of March 2, 2011, between Family Dollar Stores, Inc. and American Stock Transfer & Trust Company, LLC, which includes the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock as Exhibit A and the Form of Right Certificate as Exhibit B.

Exhibit 99.1:	Press Release dated March 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: March 3, 2011	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President, General Counsel and Secretary